UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

11501 Northlake Drive
Cincinnati, Ohio 45249

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
AND INTERNET AVAILABILITY OF PROXY MATERIALS

Dear Stockholder:

On Thursday, August 3, 2017, we will hold our 2017 annual meeting of stockholders at 11501 Northlake Drive, Cincinnati, Ohio 45249. The meeting will begin at 3:30 p.m. ET.

We are holding this meeting to:

1.	Elect four directors to hold office for one-year terms expiring in 2018.

The Board of Directors recommends a vote FOR each nominee.

2.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

The board of directors has selected May 11, 2017 as the record date for determining stockholders entitled to vote at the meeting. This proxy statement and proxy card are being mailed to you on or about May 16, 2017, along with a copy of our 2016 annual report.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet at https://proxyvote.com; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important!

Your immediate vote at https://proxyvote.com will help avoid potential delays and will save us significant expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 2017:

Our Proxy Statement, Proxy Card and 2016 Annual Report To Stockholders are also available at
http://www.grocerycenterreit2.com/Investor-Relations/Proxy-Materials.aspx and

https://proxyvote.com with use of the control number on your proxy card.

By Order of the Board of Directors

Jeffrey S. Edison, Chair

Cincinnati, Ohio

May 16, 2017

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted on at our annual stockholders meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.

Q:

Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2017 annual stockholders meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting.

Q:

What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing R. Mark Addy and Devin I. Murphy, each of whom is an officer, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct unless you submit your proxy without instructions. If you submit your proxy without instructions, the appointed proxies will vote FOR all of the director nominees. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock.

Q:

When is the annual meeting and where will it be held?

A:	The annual meeting will be held on August 3, 2017, at 3:30 p.m. ET at 11501 Northlake Drive, Cincinnati, Ohio 45249. If you need directions to the location of the annual meeting, please contact us at 513-554-1110.

Q:

Who is entitled to vote?

A:	Anyone who is a stockholder of record at the close of business on May 11, 2017, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. Every stockholder is entitled to one vote for each share of common stock held, including fractional shares.

Q:

How many shares of common stock are outstanding?

A:	As of May 11, 2017, there were approximately 46,522,000 shares of our common stock issued and outstanding.

2

Q:

What is a “quorum”?

A:	A quorum consists of the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. Generally, if you submit your proxy, then you will at least be considered part of the quorum.

Q:

What may I vote on?

A:	You may vote on the election of nominees to serve on the board of directors and on any other proposal to be voted on.

Q:	How does the board of directors recommend I vote on each proposal?
A:	The board of directors recommends a vote FOR each of the nominees for election as a director who are named as such in this proxy statement.

Q:

How do I vote?

A:	Stockholders can vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:
•	via the Internet at https://proxyvote.com with use of the control number on your proxy card;
•	by telephone, by calling 1-800-690-6903; or
•	by mail, by completing, signing, dating and returning the enclosed proxy card.

For those stockholders with Internet access, we encourage you to elect to receive materials, and vote at https://proxyvote.com, since it is quick, convenient and provides a significant cost savings to us.

When you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the meeting, you can submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded. If you return your signed proxy, your shares will be voted as you instruct, unless you give no instructions with respect to one or more of the proposals. In this case, unless you later instruct otherwise, your shares of common stock will be voted FOR the nominees for director. With respect to any other proposals to be voted on, your shares of common stock will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:

What if I submit my proxy and then change my mind?

A:

You have the right to revoke your proxy at any time before the meeting by:

•	notifying our secretary at our corporate office address listed below;
•	attending the meeting and voting in person;
•	contacting us for another proxy card, and then returning it to us, if we receive it before the annual meeting date; or
•	recasting your proxy vote via the Internet or by telephone.

3

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:

Will my vote make a difference?

A:	Yes. Your vote could affect the composition of our board of directors. Moreover, your vote is needed to ensure that the proposal can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:

What are the voting requirements to elect the board of directors?

A:	With regard to the election of directors, you may vote FOR ALL of the nominees, you may withhold your vote for all of the nominees by voting WITHHOLD ALL, or you may vote for all of the nominees except for certain nominees by voting FOR ALL EXCEPT and listing the corresponding number of the nominee(s) for whom you want your vote withheld in the space provided on the proxy card. Under our charter, a majority of the shares present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the shares present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes and broker non-votes (discussed below) will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors at the annual meeting.

Q:	What is a “broker non-vote”?
A:	A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors. However, even without such instructions, the shares of beneficial owners will be treated as present for the purposes of establishing a quorum if the broker votes such shares on the proposal regarding the adjournment of the meeting, which proposal is a routine matter with respect to which brokers have discretionary authority to vote.

Q:

How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the election of directors, if any other business is properly presented at the annual meeting, a submitted proxy gives authority to Messrs. Addy and Murphy, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

4

Q:

When are the stockholder proposals for the next annual meeting of stockholders due?

A:	Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2018 may do so by following the procedures prescribed in Section 11 of our Bylaws and in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). To be eligible for presentation to and action by the stockholders at the 2018 annual meeting and to also be eligible for inclusion in our proxy statement for the 2018 annual meeting, director nominations and other stockholder proposals must be received by our secretary on the dates subscribed under the section titled Stockholder Proposals below.

Q:	Who pays the cost of this proxy solicitation?
A:	We will pay all of the costs of soliciting these proxies. We have contracted with Broadridge Financial Solutions, Inc. (“BFS”) to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay BFS fees of approximately $250,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials; dissemination of brokers’ search cards; distribution of proxy materials; operating online and telephone voting systems; and receipt of executed proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?
A:	No. In addition to mailing proxy solicitation material, employees of BFS and employees of our advisor or its affiliates may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:

If I plan to attend the annual meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:

Where can I find more information?

A:	You may access, read and print copies of the proxy materials for this year’s annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following web addresses: http://www.grocerycenterreit2.com/Investor-Relations/Proxy-Materials.aspx, and https://proxyvote.com with use of the control number on your proxy card.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at www.sec.gov. Our SEC filings also are available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

5

FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the SEC. We make no representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements contained in this proxy statement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flows from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in our Annual Report on Form 10-K filed with the SEC on March 9, 2017 for a discussion of some of the risks and uncertainties, although not all risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.

Certain Information About Management

The Board of Directors. Our board of directors has oversight responsibility for our operations and makes all major decisions concerning our business. We currently have six directors, all of whom with the exception of Mr. Massey and Ms. Chao, have been nominated for re-election at the annual meeting. Mr. Massey and Ms. Chao have determined not to stand for re-election to our board for personal reasons. There were no disagreements between Mr. Massey or Ms. Chao and our board. We currently have no vacant director positions. We extend our sincere appreciation to Mr. Massey and Ms. Chao for the excellent service they provided to our Company and stockholders.

Our board of directors held six meetings during 2016. During 2016, each director attended at least 75% of the board meetings either in person or by teleconference. Additionally, during 2016, each director attended at least 75% of the meetings for each committee on which he or she served either in person or by teleconference. For biographical information regarding our executive officers and directors, see “Executive Officers and Directors.”

6

Our board of directors has established an Audit Committee and a Conflicts Committee consisting of all of our independent directors. Information regarding each of the committees is set forth below.

Director Independence. Although our shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of the Audit Committee and Conflicts Committee, are “independent” as defined by the New York Stock Exchange (the “NYSE”). The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). The board of directors has determined that each of Messrs. Garrison, Massey and McDade, Dr. Strong, and Ms. Chao, is “independent” as defined by the NYSE.

The Audit Committee

General. The Audit Committee’s primary function is to assist our board of directors in fulfilling its responsibilities by overseeing our independent auditors and reviewing the financial information to be provided to our stockholders and others, overseeing the system of internal control over financial reporting that our management has established, and overseeing our audit and financial reporting process. The Audit Committee also is responsible for overseeing our compliance with applicable laws and regulations and for establishing procedures for the ethical conduct of our business. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our board of directors in 2013. The Audit Committee Charter is available on our web site at http://www.grocerycenterreit2.com.

The members of the Audit Committee currently are David W. Garrison (Chair), C. Ann Chao, Mark D. McDade and John A. Strong. The board of directors has determined that Mr. Garrison qualifies as the Audit Committee “financial expert” within the meaning of SEC rules. During 2016, the Audit Committee held four meetings.

Independent Auditors. During the year ended December 31, 2016, Deloitte & Touche LLP served as our independent auditor and provided certain domestic tax and other services. Deloitte & Touche LLP has served as our independent auditor since our formation in 2013. The Audit Committee has engaged Deloitte & Touche LLP as our independent auditor to audit our consolidated financial statements for the year ending December 31, 2017. The Audit Committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interest. Any decision to select new auditors would be disclosed to our stockholders in accordance with applicable securities laws. Representatives from Deloitte & Touche LLP are expected to be present at the annual meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions posed by any stockholders.

Preapproval Policies. The Audit Committee Charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted nonaudit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee. Additionally, any proposed services exceeding “general” preapproved cost levels will require specific preapproval by the Audit Committee.

All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.

7

Requests or applications to provide services that require specific preapproval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chair of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by all members of the Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chair of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting. All services rendered by Deloitte & Touche LLP for the year ended December 31, 2016 were preapproved in accordance with the policies and procedures described above.

Principal Auditor Fees. The Audit Committee reviewed the audit and nonaudit services performed by our principal auditor, as well as the fees charged by the principal auditor for such services. In its review of the nonaudit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of the principal auditor. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our principal auditor for the year ended December 31, 2016 and 2015, are set forth in the table below.

	2016	2015
Audit fees	$505,800	$498,300
Audit-related fees	19,000	5,600
Tax fees	—	63,282
All other fees	—	—
Total fees	$524,800	$567,182

For purposes of the preceding table, the principal auditor’s professional fees are classified as follows:

•	Audit fees – These are fees for professional services performed for the audit of our annual consolidated financial statements and the required review of quarterly consolidated financial statements and other procedures performed by the principal auditor in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, including reviews of our consolidated financial statements included in the registration statements, as amended, related to our public offerings of common stock. Audit fees are presented for the period to which the audit work relates, regardless of whether the fees are actually billed during the period.
•	Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the consolidated financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.
8

•	Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state, and local issues. Services also may include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence. Tax fees are presented for the period in which the services were provided.
•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee. The Audit Committee reviews the financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed the 2016 audited consolidated financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the consolidated financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 16 (Communication with Audit Committees). The Audit Committee received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s independence from us. In addition, the Audit Committee considered whether Deloitte & Touche LLP’s provision of nonaudit services is compatible with maintaining its independence from us.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for the audit. The Audit Committee meets periodically, and at least quarterly, with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the board of directors, and the board of directors approved, the inclusion of the 2016 audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

May 9, 2017	The Audit Committee of the Board of Directors:
David W. Garrison (Chair), C. Ann Chao and Mark D. McDade

9

The Conflicts Committee

General. The members of our Conflicts Committee currently are C. Ann Chao (Chair), David W. Garrison, Paul J. Massey, Jr., Mark D. McDade and John A. Strong, all of whom are independent directors. The Conflicts Committee’s primary functions are to approve transactions with affiliates and to supervise and evaluate the performance of our external advisor. The Conflicts Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Corporate Governance Guidelines adopted by our board of directors in 2016. The Corporate Governance Guidelines are available on our web site at www.grocerycenterreit2.com/investor-relations/governance. The Conflicts Committee held six meetings during 2016.

Transactions with Related Persons. Our Corporate Governance Guidelines require our Conflicts Committee to review and approve all transactions involving our affiliates and us. Prior to entering into a transaction with an affiliate that is not covered by the advisory agreement with our advisor, a majority of the Conflicts Committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Ethics lists examples of types of transactions with affiliates that would create prohibited conflicts of interest. Under the Code of Ethics, our officers and directors are required to bring potential conflicts of interest to the attention of the Chair of our Audit Committee promptly. There are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described below.

Prior to December 3, 2015, our advisor was American Realty Capital PECO II Advisors, LLC (“ARC”) and our sub-advisor was PE-NTR II. On December 3, 2015, our advisory agreement with ARC (the “Prior Advisory Agreement”) was terminated. On the same day, we entered into an advisory agreement with PE-NTR II (the “Advisory Agreement”). Certain of our officers, Messrs. Edison, Addy, Murphy, and Ms. Robinson, serve as the executive officers of PE-NTR II. Our property manager, Phillips Edison & Company, Ltd., is wholly owned by our Phillips Edison sponsor, and Messrs. Edison and Murphy hold key positions at our property manager. Our former dealer manager, Realty Capital Securities, LLC, is under common ownership with our former American Realty Capital sponsor.

Our Relationship with ARC and PE-NTR II. Pursuant to the Prior Advisory Agreement, ARC was entitled to specified fees for certain services through December 3, 2015, including managing our day-to-day activities and implementing our investment strategy. ARC had entered into a sub-advisory agreement with PE-NTR II, pursuant to which PE-NTR II managed our day-to-day affairs and our portfolio of real estate investments, subject to the board of directors’ supervision. This sub-advisory agreement terminated upon termination of the Prior Advisory Agreement on December 3, 2015. The expenses reimbursed to ARC and PE-NTR II under the Prior Advisory Agreement were reimbursed in proportion to the amount of expenses incurred on our behalf by ARC and PE-NTR II, respectively. Under the Advisory Agreement, PE-NTR II provides the same advisory services previously provided by ARC and PE-NTR II under the Prior Advisory Agreement and all reimbursable expenses under the Advisory Agreement are reimbursed solely to PE-NTR II.

Under the terms of the Prior Advisory Agreement, we were to reimburse on a monthly basis ARC, PE-NTR II or their respective affiliates for cumulative organization and offering costs and future organization and offering costs they incurred on our behalf, but only to the extent that the reimbursement would not exceed 2.0% of gross offering proceeds over the life of our initial public offering, which terminated on September 15, 2015, and our distribution reinvestment plan offering, which is ongoing. As of December 31, 2016, ARC, PE-NTR II or their affiliates had paid approximately $18.1 million of organization and offering costs for which they were entitled to reimbursement, and which we had fully reimbursed.

We pay PE-NTR II under the Advisory Agreement an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to 1.0% of the cost of investments acquired or originated by us, including any debt attributable to such investments. We incurred acquisition fees payable to ARC, PE-NTR II and their affiliates of approximately $5.0 million and approximately $6.8 million for the years ended December 31, 2016 and 2015, respectively, $179,000 of which had not been paid as of December 31, 2016.

10

In addition to acquisition fees, we reimbursed ARC and PE-NTR II under the Prior Advisory Agreement and we continue to reimburse PE-NTR II under the Advisory Agreement for customary acquisition expenses, whether or not we ultimately acquire an asset. For the years ended December 31, 2016 and 2015, we incurred acquisition expenses reimbursable to ARC and PE-NTR II of approximately $1.0 million and approximately $1.2 million, respectively.

During the years ended December 31, 2016 and 2015, within 60 days after the end of each calendar quarter (subject to the approval of our board of directors), we, as the sole member of the general partner of Phillips Edison Grocery Center Operating Partnership II, L.P. (the “operating partnership”), caused the operating partnership to pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B Units of our operating partnership (“Class B Units”) to ARC and PE-NTR II equal to: (i) (a) 0.25% prior to January 2016 and (b) 0.05% beginning in January 2016 multiplied by the cost of assets divided by (ii) (a) prior to the date on which we calculated an estimated NAV per share, the value of one share of common stock as of the last day of such calendar quarter, which was equal to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and (b) on and after the date on which we calculated an estimated NAV per share, the per share NAV. Our board of directors established an estimated NAV per share of $22.50 on April 14, 2016.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which partnership units in our operating partnership or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the Advisory Agreement without cause, provided that we do not engage an affiliate of PE-NTR II as our new external advisor following such termination; and (c) PE-NTR II is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the Advisory Agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.

Any outstanding Class B Units will be forfeited immediately if the Advisory Agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the Advisory Agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met. During the years ended December 31, 2016 and 2015, the operating partnership issued a total of 182,606 and 214,294 Class B Units, respectively, to ARC and PE-NTR II for the asset management services performed during the period from October 1, 2015 through September 30, 2016. In March 2017, the operating partnership issued 23,066 Class B Units to ARC and PE-NTR II for the asset management services performed during the period from October 1, 2016 through December 31, 2016. The Class B Units are participating securities that receive distributions at the same rates and dates as the distributions paid to our common stockholders. These distributions are calculated as the product of the number of Class B Units issued to date and the stated distribution rate at the time such distribution is authorized.

11

Under the Advisory Agreement, beginning in January 2016, we began paying PE-NTR II a monthly asset management fee at the rate of 0.06667% multiplied by the cost of our assets as of the last day of the preceding monthly period. During the year ended December 31, 2016, we paid $10.0 million of asset management fees to PE-NTR II.

During the years ended December 31, 2016 and 2015, we paid ARC under the Prior Advisory Agreement and PE-NTR II under the Advisory Agreement a financing coordination fee equal to a total of 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. We incurred financing fees payable to ARC, PE-NTR II and their affiliates $0 and approximately $554,000, respectively, for the years ended December 31, 2016 and 2015, all of which had been paid as of December 31, 2016. Effective as of January 1, 2016, we no longer pay a financing coordination fee to PE-NTR II.

Under the terms of a separate agreement between ARC and PE-NTR II, PE-NTR II generally assigns to ARC 15% of all acquisition fees, asset management fees, financing coordination fees and disposition fees paid to PE-NTR II under the Advisory Agreement.

Additionally, PE-NTR II incurred approximately $113,000 of general and administrative expenses on our behalf for which PE-NTR II was entitled to reimbursement during the year ended December 31, 2016, of which approximately $43,000 remained due and payable as of December 31, 2016.

Joint Venture. On March 22, 2016, we entered into a joint venture through our indirect wholly-owned subsidiary, PE OP II Value Added Grocery, LLC (“REIT Member”), with a limited partnership (“Investor Member”) affiliated with TPG Real Estate, and with PECO Value Added Grocery Manager, LLC (“PECO Member”), a wholly-owned subsidiary of Phillips Edison Limited Partnership and an affiliate of PE-NTR II and our property manager. The joint venture was formed pursuant to the Limited Liability Company Agreement (the “Joint Venture Agreement”) of Phillips Edison Value Added Grocery Venture, LLC (the “Joint Venture”).

The Joint Venture Agreement provides for the ownership and operation of the Joint Venture, in which the REIT Member owns a 20% initial equity interest and Investor Member owns an 80% initial equity interest. Under the terms of the Joint Venture, REIT Member and Investor Member will contribute up to $50 million and $200 million of equity, respectively. The Joint Venture members expect to utilize leverage in an effort to maximize the returns on the capital contributions of the members.

The Joint Venture concentrates on investment opportunities that are outside our current core investment focus, targeting investments and properties that are more opportunistic and value-add. Potential investment opportunities of us and other affiliates of PECO Member that meet the Joint Venture’s target investment criteria will be subject to a right of first offer in favor of the Joint Venture until the earlier of either March 22, 2019 or the investment of all of the Joint Venture’s capital. Whether an investment opportunity is subject to this right of first offer will be based on a variety of factors, including the estimated risk and return characteristics of the opportunity, which are based initially on PECO Member’s diligence and underwriting and which are more typical of the opportunistic and value-add properties that are to be the focus of the Joint Venture.

PECO Member manages and conducts the day-to-day operations and affairs of the Joint Venture, subject to certain major decisions set forth in the Joint Venture Agreement that require either the consent of a majority in interest of the Joint Venture members or the unanimous consent of the Joint Venture members. Under these provisions of the Joint Venture Agreement, REIT Member has customary approval rights in respect of major decisions, but does not have the right to cause or prohibit various material transactions, including acquisitions, dispositions, financings, significant leasing, causing the Joint Venture to make distributions, significant capital expenditures and related investment decisions or actions in respect of litigation. TPG has the ability to remove PECO Member as manager of the Joint Venture under certain circumstances, including a default by PECO Member.

12

The Joint Venture’s income, losses and distributions are generally allocated based on the members’ respective ownership interests, including the PECO Member promote described below. Distributions of net cash are made on a monthly basis, as appropriate. Additional capital contributions in proportion to the members’ respective capital interests to the Joint Venture may be required. In addition to the contribution of the Initial Properties (as defined below), the REIT Member made additional capital contributions of $7.7 million to the Joint Venture during the year ended December 31, 2016.

Pursuant to the Joint Venture Agreement, PECO Member is entitled to a customary promote subject to a preferred return and a hurdle. With respect to REIT Member’s investment, PECO Member will receive 15% of net operating cash flow distributions after a 10% return, and then 22.5% after a 15% return. PECO Member will also be entitled to a quarterly asset management fee equal to a percentage of the aggregate investment value of the property owned by the Joint Venture. The portion of the asset management fee payable with respect to REIT Member’s investment will be (1) 0.5% until an aggregate amount of $917,500 has been paid to PECO Member and (2) 1.0% thereafter. During the year ended December 31, 2016, the Joint Venture paid to PECO Member $140,000 in asset management fees, $28,000 of which was paid with respect to the REIT Member’s investment.

The Joint Venture Agreement contains certain restrictions on a member’s ability to transfer its interests in the Joint Venture, provisions providing for buy/sell procedures in certain circumstances (including in the event of a deadlock) and certain restrictions on PECO Member and certain of its affiliates, including us, in entering into new leasing arrangements with existing tenants of the Joint Venture’s properties.

The term of the Joint Venture will expire on March 22, 2023, unless otherwise extended by the members in accordance with the terms of the Joint Venture Agreement.

Simultaneously with the Joint Venture Agreement, the REIT Member entered into a Contribution Agreement with Investor Member and the Joint Venture (the “Contribution Agreement”), pursuant to which the REIT Member contributed to the Joint Venture its ownership interests in six grocery-anchored shopping center properties (the “Initial Properties”), valued at approximately $94.3 million. Each of the REIT Member and Investor Member made initial capital contributions in accordance with their respective ownership percentages toward the value of the Initial Properties, and the balance of the value of the Initial Properties was distributed to the REIT Member by the Joint Venture.

On March 22, 2016, the Joint Venture also entered into a Master Property Management, Leasing and Construction Management Agreement with our property manager, pursuant to which our property manager will act as the property manager for the Initial Properties and will have responsibility for the day-to-day management, operation and maintenance of the Initial Properties. Under the terms of this agreement, our property manager receives a monthly management fee equal to 4.0% of the gross revenues collected from the operation of each property, certain leasing and construction management fees at market rates for the geographic area in which any property is located and reimbursements for certain expenses and costs. During the year ended December 31, 2016, the Joint Venture paid to our property manager $350,000 in property management fees. Additionally, PE-NTR II incurred approximately $209,000 of general and administrative expenses on behalf of the Joint Venture for which PE-NTR II was entitled to reimbursement during the year ended December 31, 2016, of which approximately $62,592 remained due and payable as of December 31, 2016.

Our Relationship with the Property Manager. All of our real properties are managed and leased by our property manager. Our property manager manages real properties acquired by the Phillips Edison affiliates or other third parties.

13

We pay to our property manager monthly property management fees equal to 4.0% of the annualized gross revenues of the properties managed by our property manager. In addition to the property management fee, if our property manager provides leasing services with respect to a property, we pay our property manager leasing fees in an amount equal to the usual and customary leasing fees charged by unaffiliated persons rendering comparable services based on national market rates. We pay a leasing fee to our property manager in connection with a tenant’s exercise of an option to extend an existing lease, and the leasing fees payable to the property manager may be increased by up to 50% in the event that the property manager engages a co-broker to lease a particular vacancy. We reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party accountants.

If we engage our property manager to provide construction management services with respect to a particular property, we will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

Our property manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited, to on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by PE-NTR II or certain of its affiliates. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity.

For the year ended December 31, 2016, we incurred property management fees of approximately $4.7 million, leasing fees of approximately $3.8 million, and construction management fees of approximately $1.0 million due to our property manager. For the year ended December 31, 2015, we incurred property management fees of approximately $2.1 million, leasing fees of approximately $1.8 million, and construction management fees of approximately $377,000 due to our property manager. As of December 31, 2016, approximately $423,000 of property management fees, $386,000 of leasing commissions and $185,000 of construction management fees remained due and payable to our property manager. Additionally, our property manager incurred approximately $3.6 million and $2.0 million of costs and expenses on our behalf for which our property manager was entitled to reimbursement during the years ended December 31, 2016 and 2015, respectively, of which approximately $367,000 remained due and payable as of December 31, 2016. Of these costs and expenses, $193,000 in 2016 and $233,000 in 2015 was attributable to travel related expenses for business purposes on aircraft owned by a company in which Mr. Edison has a 50% ownership interest. The aircraft were utilized to provide timely and cost-effective travel alternatives in connection with company related business activities at market rates.

Our Relationship with the Dealer Manager. The dealer manager provided certain sales, promotional and marketing services in connection with the distribution of the shares of common stock offered in our primary initial public offering. The dealer manager was generally paid a sales commission equal to 7.0% of the gross proceeds from the sale of shares of the common stock sold in our primary offering and a dealer manager fee equal to 3.0% of the gross proceeds from the sale of shares of the common stock sold in our primary offering. Alternatively, a participating broker-dealer could elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be re-allowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our common stock.

Dealer manager fees incurred during the year ended December 31, 2015 were approximately $16.6 million, of which $5.7 million was re-allowed to participating broker-dealers. Selling commissions incurred during the year ended December 31, 2015 were approximately $36.6 million, all of which were re-allowed to participating broker-dealers. No selling commissions or dealer manager fees were incurred during the year ended December 31, 2016, as our initial public offering terminated in September 2015.

14

Our Relationship with the Transfer Agent. Prior to February 2016, we were a party to a transfer agent agreement with American National Stock Transfer, LLC, or our transfer agent, which entity was under common ownership with our former American Realty Capital sponsor. Pursuant to this agreement, our transfer agent provided customer service to investors and supervises third party vendors, including DST Systems, Inc., in its execution of investor subscription agreements and other administrative forms.  PE-NTR II paid the transfer agent certain fees for the provision of such services. We reimbursed PE-NTR II for these fees through the reimbursement of organization and offering costs. Such fees incurred during the years ended December 31, 2015 and 2016 were approximately $1.3 million and $0, respectively, of which approximately $140,000 was due and payable as of December 31, 2016. In addition, subsequent to the close of the primary portion of our offering, we incurred fees of $559,000 that were payable by us to our transfer agent, of which approximately $420,000 was due and payable as of December 31, 2016.

Nomination of Directors

General. We do not have a standing nominating committee. However, our Conflicts Committee is responsible for identifying and nominating replacements for vacancies among our independent director positions. Our board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified and their qualifications assessed under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled exclusively by a committee composed only of independent directors, our board of directors has determined that the creation of a standing nominating committee is not necessary. Nominations for replacements for vacancies among non-independent director positions are considered and made by the full board of directors. We do not have a charter that governs the director nomination process.

Board Membership Criteria. The board of directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills such as an understanding of commercial real estate, capital markets, business leadership, accounting and financial management. No one person is likely to possess deep experience in all of these areas. Therefore, the board of directors has sought a diverse board of directors whose members collectively possess these skills and experiences. Other considerations include the candidate’s independence from us and our affiliates and the ability of the candidate to participate in board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the Conflicts Committee shall be individuals who possess a reputation and hold (or have held) positions or affiliations befitting a director of a large publicly held company and are (or have been) actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience and at least one of our independent directors shall be a financial expert with at least three years of relevant financial experience. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage. As detailed in the director biographies below, the board of directors believes that the slate of directors recommended for election at the annual meeting possesses these diverse skills and experiences.

15

Selection of Directors. The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Pursuant to our Corporate Governance Guidelines, however, the independent directors, through the Conflicts Committee, must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.

In order to be considered by the board of directors or the Conflicts Committee, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors and the Conflicts Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the board of directors and the Conflicts Committee determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or the Conflicts Committee) by satisfying the procedural requirements for such nomination as provided in Section 11 of our Bylaws.

Oversight of Executive Officer and Director Compensation. We do not have a standing compensation committee as we have no paid employees and our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are also officers of PE-NTR II and its affiliates and are compensated by these entities, in part, for their services to us. Thus, we do not expect our board of directors to be required to act upon matters of executive compensation. Our Conflicts Committee is, however, expected to act upon the continuation, renewal or enforcement of the advisory agreement with PE-NTR II pursuant to which PE-NTR II receives fees and reimbursement of expenses from which it compensates our executive officers. Our Conflicts Committee is also responsible for discharging the board of directors’ responsibilities relating to the compensation of our directors and would be expected to act upon matters of executive compensation as necessary.

Stockholder Communications with the Board of Directors. We have established several means for stockholders to communicate concerns to the board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to Mr. David W. Garrison, the Chair of our Audit Committee, in care of our secretary at our headquarters address, 11501 Northlake Drive, Cincinnati, Ohio 45249. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to Ms. C. Ann Chao, the Chair of our Conflicts Committee, in care of our secretary at our headquarters address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our secretary. Stockholders also may communicate concerns with our directors at our annual meeting. We expect all of our directors to be present at our 2017 annual meeting. All of our directors were present, in person or via telephone, at our 2016 annual meeting.

Board Leadership Structure and Role in Risk Oversight

Chief Executive Officer and Board Chair Positions. Mr. Edison serves as both our chief executive officer and as Chair of our board of directors. As chief executive officer, Mr. Edison manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. As Chair of the board of directors, Mr. Edison presides over board and stockholder meetings, represents our company at public events and oversees the setting of the agenda for those meetings and the dissemination of information about our company to the board of directors. Our board of directors believes that it is appropriate for our company that one person serve in both capacities. Mr. Edison, along with Michael C. Phillips, founded our company and devotes a substantial amount of his time to its management. With his greater knowledge of our company’s day-to-day operations, our board of directors believes that Mr. Edison is in the best position to oversee the setting of the agenda for the meetings of the board of directors and the dissemination of information about our company to the board of directors. Our board of directors believes that Mr. Edison is best suited to preside over stockholder meetings and that his representation of our company at public events is good for our company’s growth.

16

Some commentators regarding board leadership advocate separating the role of board chair and chief executive officer, maintaining that such separation creates a system of checks and balances to prevent one person from having too much power. Our board of directors believes that this issue is less of a concern for our company than many others. Our board of directors currently has five independent directors out of a six-member board of directors. Those five directors constitute the Conflicts Committee, which has the maximum power delegable to a board committee under Maryland law. As an externally advised company, many matters raise conflicts of interest. As a result, our Conflicts Committee largely directs the management of our company. Given the power and dominance of the Conflicts Committee, our board of directors has few concerns regarding concentration of power and believes it is in our best interest that Mr. Edison serves as both chief executive officer and Chair of the board.

Risk Oversight. Our executive officers and PE-NTR II are responsible for the day-to-day management of risks faced by our company, while our board of directors has an active role in the oversight of the management of such risks. The entire board is actively involved in overseeing risk management for the company through (1) its approval of all property acquisitions and the incurrence and assumption of debt; (2) its oversight of our executive officers, PE-NTR II and its affiliates; (3) its review and approval of all transactions with affiliated parties; (4) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports on property operating data, compliance with debt covenants, actual and projected financial results, compliance with requirements set forth in our charter, and various other matters relating to our business; and (5) regular periodic reports from our independent public accounting firm to the Audit Committee regarding various areas of potential risk, including, among others, those relating to our qualification as a REIT for tax purposes.

Executive Officers and Directors.

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2017 annual meeting, and all of our directors have been nominated to be re-elected to serve until the 2018 annual meeting and until their successors are elected and qualified, with the exception of Mr. Massey and Ms. Chao, who have chosen not to seek re-election to the board of directors for personal reasons. Neither Mr. Massey nor Ms. Chao had any disagreements with the board of directors.

Name	Position(s)	Age*	Year First Became a Director
Jeffrey S. Edison	Chair of the Board of Directors and Chief Executive Officer	56	2013
C. Ann Chao	Independent Director	56	2013
David W. Garrison	Independent Director	61	2013
Mark D. McDade	Independent Director	61	2013
Paul J. Massey, Jr.	Independent Director	57	2014
John A. Strong	Independent Director	57	2017
R. Mark Addy	President and Chief Operating Officer	55	N/A
Devin I. Murphy	Chief Financial Officer, Treasurer and Secretary	57	N/A
Jennifer L. Robison	Chief Accounting Officer	40	N/A

* As of the date of this filing.

17

Directors Nominated For Election

Jeffrey S. Edison (Chair of our Board of Directors and Chief Executive Officer). Mr. Edison has been chair of Phillips Edison Grocery Center REIT II, Inc. (“PEGCR II”) board of directors and our chief executive officer since August 2013. Mr. Edison has served as chair or co-chair of the board of directors and chief executive officer of Phillips Edison Grocery Center REIT I, Inc. (“PEGCR I”) since December 2009, and as Chair of the board of directors and the Chief Executive Officer of Phillips Edison Grocery Center REIT III, Inc. (“PEGCR III”) since April 2016. Mr. Edison, together with Michael C. Phillips, founded Phillips Edison in 1991 and has served as a principal of Phillips Edison since 1995. From 1991 to 1995, Mr. Edison was employed by Nations Bank’s South Charles Realty Corporation, serving as a senior vice president from 1993 until 1995 and as a vice president from 1991 until 1993. Mr. Edison was employed by Morgan Stanley Realty Incorporated from 1987 until 1990 and The Taubman Company from 1984 until 1987. Mr. Edison received his bachelor’s degree in mathematics and economics from Colgate University in 1982 and a master’s degree in business administration from Harvard Business School in 1984. Among the most important factors that led to our board of directors’ recommendation that Mr. Edison serve as our director are Mr. Edison’s leadership skills, integrity, judgment, knowledge of our company, his prior experience as a director and chief executive officer, and his commercial real estate expertise.

David W. Garrison (Independent Director). Mr. Garrison has served as a PEGCR II director since September 2013. Mr. Garrison has served as a PEGCR III since March 2017. Mr. Garrison is currently chief navigator of Garrison Growth, an international consulting services firm. From October 2002 to June 2013, Mr. Garrison served as chief executive officer and director of iBahn Corp. (formerly STSN), a provider of broadband services for hotels. On September 6, 2013, iBahn Corp. filed for bankruptcy protection under the provisions of Chapter 11 of the United States Bankruptcy Code for the District of Delaware. Such action was dismissed by the court on February 3, 2015. From 2000 to 2001, Mr. Garrison was chairman and chief executive officer of Verestar, a satellite services company, where he also served on the board of Verestar’s parent company, American Tower. From 1995 to 1998, Mr. Garrison was chairman and chief executive officer of Netcom, a pioneer Internet service provider. From January 2003 to July 2013, Mr. Garrison served as a director of SonicWall, Inc., where at various times he served on the Audit Committee, the Compensation Committee (Chair) and the Corporate Governance and Nominations Committee. From 1997 to 2002, Mr. Garrison served as an independent director of Ameritrade, the first online trading company, and he was also the chair of the compensation committee and lead independent director at different times. Mr. Garrison holds a bachelor of science degree from Syracuse University and a master of business administration degree from Harvard University. Among the most important factors that led to the board of directors’ recommendation that Mr. Garrison serve as our director are Mr. Garrison’s integrity, judgment, leadership skills, commercial business experience, public company director experience and independence from management, our sponsors and their affiliates.

Mark D. McDade (Independent Director). Mr. McDade has served as a PEGCR II director since September 2013. Mr. McDade has served as executive vice president of Established Brands, Solutions and Supply for UCB from February 2013. He also served as chief operating officer of UCB, SA, located in Brussels, Belgium, until January 2017. From April 2008 to February 2013, Mr. McDade served as executive vice president of Global Operations for UCB. From 2002 until late 2007, Mr. McDade served as chief executive officer and a director of PDL Biopharma Inc., an antibody-based biopharmaceutical company located in Redwood City, California. Prior to 2002, he served as chief executive officer of Signature Bioscience Inc., located in San Francisco, California. Mr. McDade was founder and a director of Corixa Corporation, where he served as chief operating officer from September 1994 to December 1998 and as president and chief operating officer from January 1999 until his departure in late 2000 to join Signature Bioscience Inc. Before Corixa Corporation, Mr. McDade was chief operating officer of Boehringer Mannheim Therapeutics, the bio-pharmaceutical division of Corange Ltd., and prior to that he held several positions at Sandoz Ltd., including in business development, product management and general management. Mr. McDade received his bachelor of arts degree from Dartmouth College and his master of business administration degree from Harvard Business School. Among the most important factors that led to the board of directors’ recommendation that Mr. McDade serve as our director are Mr. McDade’s integrity, judgment, leadership skills, commercial business experience, public company director experience, and independence from management and our sponsors and their affiliates.

18

John A. Strong (Independent Director). Dr. Strong has has served as a PEGCR II director since May 2017. Since July 2010, Dr. Strong has served as the chairman and chief executive officer of Bankers Financial Corporation, a diversified financial services company for outsourcing solutions for claims, policy and flood products for insurers; insurance tracking for lenders; human resources solutions for small business; warranties for consumer electronics and new homes; insurance and maintenance services for properties, businesses and builders; and surety bonds for bail. Since 2007 he has served as a board member of Bankers Financial Corporation. From 2005 to 2010 he served as the president and managing partner of Greensboro Radiology. Dr. Strong holds a Doctor of Medicine degree from Michigan State University College of Human Medicine as well as his Residency and Fellowship in Radiology from Duke University, and a bachelor of arts in mathematics degree from Duke University. Among the most important factors that led to the board of directors’ recommendation that Dr. Strong serve as our director are Dr. Strong’s integrity, judgment, leadership skills, financial and management expertise, and independence from management, our sponsor and their affiliates.

Directors Not Standing For Re-Election

C. Ann Chao (Independent Director). Ms. Chao has served as one of our directors since September 2013. Ms. Chao is a former investment banker and financial analyst. From September 2003 to June 2012, Ms. Chao served in various volunteer and professional capacities at the United Nations International School in New York, including as co-chair of its capital campaign. From 1992 to 1997, she was with Goldman Sachs in New York, most recently as a vice president in its public finance group where she specialized in corporate tax-exempt debt underwriting. From 1986 to 1990, she was an equity research analyst and broker with Jardine Fleming (now part of JPMorgan Chase) and affiliates, based in Hong Kong and New York. Ms. Chao is a former board member of TADA!, a philanthropic musical theater organization for children, and is a current board member of The Diller-Quaile School of Music in New York. She received a bachelor of arts degree in economics from Colgate University in 1982 and a master’s degree in public policy from Harvard University in 1992. Among the most important factors that led to the board of directors’ recommendation that Ms. Chao serve as our director are Ms. Chao’s integrity, judgment, leadership skills, accounting and financial management expertise and independence from management, our sponsor and their affiliates.

Paul J. Massey, Jr. (Independent Director). Mr. Massey has been one of our directors since July 2014. Mr. Massey has also served as a director of PEGCR I since July 2010. Mr. Massey began his career in 1983 at Coldwell Banker Commercial Real Estate Services in Midtown Manhattan, first as the head of the market research department, and next as an investment sales broker. Together with partner Robert A. Knakal, whom he met at Coldwell Banker, he then founded Massey Knakal Realty Services, which became New York City’s largest investment property sales brokerage firm, of which Mr. Massey served as Chief Executive Officer. With 250 sales professionals serving more than 200,000 property owners, Massey Knakal Realty Services was ranked as New York City’s #1 property sales company in transaction volume by the CoStar Group, a national, independent real estate analytics provider. With more than $4 billion in annual sales, Massey Knakal was also ranked as one of the nation’s largest privately owned real estate brokerage firms. On December 31, 2014, Massey Knakal was sold to global commercial real estate firm Cushman & Wakefield, Inc., for which Mr. Massey now serves as President – New York Investment Sales. In 2007, Mr. Massey was the recipient of the Real Estate Board of New York’s (“REBNY”) prestigious Louis B. Smadbeck Broker Recognition Award. Mr. Massey also serves as Chairman for REBNY’s Ethics and Business Practice Subcommittee, is a director on the Commercial Board of Directors of REBNY, is an active member of the Board of Trustees for the Lower East Side Tenement Museum and serves as a chair or member of numerous other committees. Mr. Massey graduated from Colgate University with a bachelor of arts degree in economics. Among the most important factors that led to the board of directors’ recommendation that Mr. Massey serve as our director are Mr. Massey’s integrity, judgment, leadership skills, extensive commercial real estate expertise, familiarity with our company and independence from management and our sponsor and its affiliates.

19

Executive Officers

R. Mark Addy. Mr. Addy has served as the president or co-president and chief operating officer of PEGCR II since August 2013. Mr. Addy has also served as the president and chief operating officer of PEGCR III since April 2016, as the president or co-president of PEGCR I since April 2013 as well as the chief operating officer of PEGCR I since October 2010. Mr. Addy served as chief operating officer for Phillips Edison from 2004 to October 2010. He served Phillips Edison as senior vice president from 2002 until 2004, when he became chief operating officer. Mr. Addy was the top executive in the Cincinnati, Ohio headquarters, responsible for implementing the company’s growth strategy. Prior to joining Phillips Edison, Mr. Addy practiced law with Santen & Hughes in the areas of commercial real estate, financing and leasing, mergers and acquisitions, and general corporate law from 1987 until 2002. Mr. Addy was the youngest law partner in the 50-year history of Santen & Hughes, and served as president of Santen & Hughes from 1996 through 2002. While at Santen & Hughes, he represented Phillips Edison from its inception in 1991 to 2002. Mr. Addy received his bachelor’s degree in environmental science and chemistry in 1984 from Bowling Green State University, where he received the President’s Award for academic achievement and was a member of the Order of the Omega leadership honor society. Mr. Addy received his law degree from the University of Toledo, where he was a member of the Order of the Barristers.

Devin I. Murphy. Mr. Murphy has served as the chief financial officer, treasurer and secretary of PEGCR II since August 2013. He has also served as the chief financial officer, treasurer and secretary of PEGCR III since April 2016, and of as the chief financial officer of PEGCR I since June 2013. Mr. Murphy is a principal and the chief financial officer of our Phillips Edison sponsor. From November 2009 to June 2013, he served as vice chairman of investment banking at Morgan Stanley. He began his real estate career in 1986 when he joined the real estate group at Morgan Stanley as an associate. Prior to rejoining Morgan Stanley in June 2009, Mr. Murphy was a managing partner of Coventry Real Estate Advisors (“Coventry”), a real estate private equity firm founded in 1998 which sponsors a series of institutional investment funds that acquire and develop retail properties. Prior to joining Coventry in March 2008, from February 2004 until November 2007, Mr. Murphy served as global head of real estate investment banking for Deutsche Bank Securities, Inc. Mr. Murphy’s Deutsche Bank team was recognized as an industry leader and under his management executed over 500 separate transactions on behalf of clients representing total transaction volume exceeding $400 billion. Prior to joining Deutsche Bank, Mr. Murphy was with Morgan Stanley for 15 years. He held a number of senior positions at Morgan Stanley including co-head of United States real estate investment banking and head of the private capital markets group (“PCM”). PCM is the team at Morgan Stanley responsible for raising equity capital for Morgan Stanley’s real estate private equity funds as well as private equity capital on behalf of clients. During the time that Mr. Murphy ran PCM, the team raised in excess of $5 billion of equity capital. Mr. Murphy served on the investment committee of the Morgan Stanley Real Estate Funds from 1994 until his departure in 2004. During his tenure on the investment committee, the Morgan Stanley Real Estate Funds invested over $6.5 billion of equity capital globally in transactions with a total transaction value in excess of $35 billion. Mr. Murphy has served as an advisory director for Hawkeye Partners, a real estate private equity firm headquartered in Austin, Texas, since March 2005 and for Trigate Capital, a real estate private equity firm headquartered in Dallas, Texas, since September 2007. Mr. Murphy received a master’s of business administration degree from the University of Michigan and a bachelor of arts degree with honors from the College of William and Mary. He is a member of the Urban Land Institute, the Pension Real Estate Association and the National Association of Real Estate Investment Trusts.

20

Jennifer L. Robison. Ms. Robison has served as the chief accounting officer of PEGCR II since March 2015. Ms. Robison has also served as the chief accounting officer of PEGCR I and PEGCR II since March 2015. Ms. Robinson has served as the chief accounting officer of PEGCR III since April 2016. Ms. Robison has served as the senior vice president and chief accounting officer of Phillips Edison & Company since July 2014. From February 2005 to July 2014, Ms. Robison served as vice president, financial reporting at Ventas, Inc., an S&P 500 company and one of the 10 largest equity REITs in the country. Prior to her time at Ventas, Ms. Robison served as an audit manager at Mountjoy Chilton Medley LLP from September 2003 to February 2005. Ms. Robison began her career at Ernst & Young LLP, serving most recently as assurance manager, and was an employee there from February 1996 to September 2003. She received a bachelor of arts degree in accounting from Bellarmine University, where she graduated magna cum laude. Ms. Robison is a certified public accountant and a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investments Trusts and the SEC Professional Group.

Section 16(a) Beneficial Ownership Reporting Compliance. Under U.S. securities laws, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2016.

Compensation of Executive Officers. Messrs. Edison, Addy and Murphy, and Ms. Robinson, are our executive officers. They are not our employees and do not receive compensation from us. Our executive officers are employees of PE-NTR II. PE-NTR II has entered into an advisory agreement with us whereby it is responsible for providing our day-to-day management (subject to the authority of our board of directors) and it is responsible for compensating its employees, including the executive officers.

Compensation of Directors. We have provided below certain information regarding compensation paid to or earned by our directors during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Jeffrey S. Edison (1)	―	―	―
C. Ann Chao	$41,276	$25,000	$66,276
David W. Garrison	68,276	25,000	93,276
Paul J. Massey, Jr.	37,276	25,000	62,276
Mark D. McDade	38,276	25,000	63,276
Total	$185,104	$100,000	$285,104

(1) Directors who are not independent of us do not receive compensation for services rendered as a director.

(2) Includes the value of 1,112 shares of restricted stock granted to each of our independent directors August 5, 2016, based on a per share value equal to our estimated value per share of $22.50 as of August 5, 2016. On each of May 31, 2017, May 31, 2018, May 31, 2019, and May 31, 2020, 278 shares of such restricted stock will vest.

21

Cash Compensation. We pay each of our independent directors:

•	an annual retainer of $30,000;
•	$1,000 per each board meeting attended;
•	$1,000 per each committee meeting attended;
•	an annual retainer of $30,000 for the chair of the Audit Committee; and
•	an annual retainer of $3,000 for the chair of the Conflicts Committee.
•	All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

2013 Long-Term Incentive Plan. We have adopted the 2013 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan is intended to attract and retain officers, advisors and consultants (including key employees thereof) considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in the Incentive Plan. The Incentive Plan may be administered by a committee appointed by the board of directors, which we refer to as the plan committee, or by the board of directors itself if no committee is appointed. The Incentive Plan authorizes the granting of awards to participants in the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;
•	stock appreciation rights (“SARs”) which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the SAR grant price;
•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;
•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the plan committee;
•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future, which right is subject to certain restrictions and to risk of forfeiture;
•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;
•	distributions equivalents, which entitle the participant to payments equal to any distributions paid on the shares of stock underlying an award; and
•	other stock-based awards at the discretion of the plan committee, including unrestricted stock grants.

All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the plan committee. We may not issue options or warrants to purchase our capital stock to our advisor, our directors or officers or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant or for consideration (which may include services) that in the judgment of the plan committee has a market value less than the value of such option or warrant on the date of grant. Any options, warrants or other stock awards we issue to PE-NTR II, our directors or officers or any of their affiliates, whether under this plan or under the Amended and Restated 2013 Independent Director Stock Plan (discussed below), shall not exceed an amount equal to 5% of our outstanding capital stock on the date of grant.

22

The plan committee administers the Incentive Plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Awards will not be granted under the Incentive Plan if the grant, vesting or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by the plan committee, no award granted under the Incentive Plan will be transferable except through the laws of descent and distribution or except, in the case of an incentive stock option, pursuant to a qualified domestic relations order.

We have reserved 4,000,000 shares for issuance pursuant to awards granted under the Incentive Plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering or large nonrecurring cash distribution), the share authorization limits under the Incentive Plan will be adjusted proportionately, and the plan committee must make such adjustments to the Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock distribution or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The Incentive Plan will automatically expire on November 7, 2023, unless extended or earlier terminated by the board of directors. The board of directors or the plan committee may terminate the Incentive Plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The board of directors or the plan committee may amend the Incentive Plan at any time, but no amendment to the Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Incentive Plan. No termination or amendment of the Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The plan committee may amend or terminate outstanding awards, but such amendment or termination may require consent of the participant. Unless approved by our stockholders, the original term of an option may not be extended. Unless permitted by the anti-dilution provisions of the Incentive Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, without approval by our stockholders.

No awards have been issued under the Incentive Plan, and we currently have no plans to issue any awards.

2013 Independent Director Stock Plan. We have adopted a long-term incentive plan that we will use to attract and retain qualified independent directors. Our 2013 Independent Director Stock Plan (the “Independent Director Plan”) offers independent directors an opportunity to participate in our growth through awards of shares of restricted common stock subject to time-based vesting.

Our Conflicts Committee administers the Independent Director Plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the Independent Director Plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the Independent Director Plan will be transferable except through the laws of descent and distribution.

23

We have authorized and reserved 200,000 shares for issuance under the Independent Director Plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering or large nonrecurring cash distribution), the share authorization limits under the Independent Director Plan will be adjusted proportionately and the board of directors will make such adjustments to the Independent Director Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock distribution or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the Independent Director Plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The Conflicts Committee may in its sole discretion at any time determine that all or a part of a director’s time-based vesting restrictions on all or a portion of a director’s outstanding shares of restricted stock will lapse, as of such date as the Conflicts Committee may, in its sole discretion, declare. The Conflicts Committee may discriminate among participants or among awards in exercising such discretion.

The Independent Director Plan will automatically expire on November 7, 2023, unless extended or earlier terminated by the board of directors. The board of directors may terminate the Independent Director Plan at any time. The expiration or other termination of the Independent Director Plan will not, without the participants’ consent, have an adverse impact on any award that is outstanding at the time the Independent Director Plan expires or is terminated. The board of directors may amend the Independent Director Plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the Independent Director Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Independent Director Plan.

In August 2016, we awarded 1,112 shares of restricted stock to each of Messrs. Garrison, McDade, and Massey, and Ms. Chao, under the Independent Director Plan. On each of May 31, 2017, May 31, 2018, May 31, 2019, and May 31, 2020, 278 shares of such restricted stock will vest. The following table gives information regarding our equity incentive plans as of February 28, 2017.

			Equity Compensation Plans Information

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by security holders	4,448	(2)	$—	4,195,552
Equity compensation plans not approved by security holders	—		—	—

Total / Weighted Average	4,448		$—	4,195,552

(1)	We have two equity incentive plans as describe above.
(2)	Amount represents the number of shares of restricted stock that were granted to our independent directors and had not yet vested as of February 28, 2017.

24

STOCK OWNERSHIP

The following table shows, as of May 1, 2017, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors and director nominees, (3) our executive officers and (4) all of our directors, director nominees and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage
Jeffrey S. Edison	42,222	(3)	*
C. Ann Chao	—		*
David W. Garrison	921		*
Paul J. Massey, Jr.	2,469		*
Mark D. McDade	3,156		*
John A. Strong	—		*
R. Mark Addy	2,724		*
Devin I. Murphy	—		*
Jennifer L. Robison	—		*
All officers, directors and director nominees as a group	60,380		*

*   Less than 1.0%

(1) Address of each named beneficial owner is c/o Phillips Edison Grocery Center REIT II Inc., 11501 Northlake Drive, Cincinnati, Ohio 45249.

(2) None of the shares are pledged as security.

(3) PE-NTR II has acquired 51,110 shares of common stock from us. Mr. Edison indirectly owns and controls PE-NTR II, and therefore has voting and dispositive control of the shares held by PE-NTR II.

PROPOSAL - ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all four members of our board of directors. Those persons elected will serve as directors until the 2018 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

Jeffrey S. Edison	David W. Garrison
Mark D. McDade	John A. Strong

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided above under “Executive Officers and Directors.”

Vote Required. Under our charter, a majority of the shares present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

25

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Recommendation. Your board of directors unanimously recommends a vote FOR all nominees listed for re-election as directors.

STOCKHOLDER PROPOSALS OR SHARING AN ADDRESS

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2018 may do so by following the procedures prescribed in Section 11 of our Bylaws and in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). To be eligible for presentation to and action by the stockholders at the 2018 annual meeting and to also be eligible for inclusion in our proxy statement for the 2018 annual meeting, director nominations and other stockholder proposals must be received by our secretary no earlier than December 17, 2017 and no later January 16, 2018 (subject to change as noted below). The mailing address of our executive offices is 11501 Northlake Drive, Cincinnati, Ohio 45249.

To be timely, a stockholder’s notice must include all information required under the Company’s Bylaws and delivered to the secretary at the principal executive office of the Company not earlier than the 150th day, nor later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting, as originally convened, and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is made less than 130 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made.

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by contacting us at 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention: Investor Relations; or by calling us at 1 (800) 875-6585 and asking for Investor Relations.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

26

11501 NORTHLAKE DRIVE CINCINNATI, OH 45249

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E29896-P94461	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PHILLIPS EDISON GROCERY CENTER REIT II			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.			☐	☐	☐

1.	Election of Directors

Nominees:

01) Jeffrey S. Edison
02) David W. Garrison
03) Mark D. McDade
04) John A. Strong

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.1

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Thursday, August 3, 2017

At 3:30 p.m. ET

At

11501 Northlake Drive

Cincinnati, Ohio 45249

Your Vote is Important!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 2017:
The Proxy Statement and 2016 Annual Report to Stockholders are available at www.proxyvote.com.

E29897-P94461

Phillips Edison Grocery Center REIT II, Inc.
11501 Northlake Drive, Cincinnati, Ohio 45249

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints each of R. Mark Addy and Devin I. Murphy, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of Phillips Edison Grocery Center REIT II, Inc. to be held on August 3, 2017, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the August 3, 2017 meeting date.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

IF YOU VOTE YOUR PROXY BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO MAIL YOUR PROXY CARD.

V.1.1